5321 Corporate Boulevard
Baton Rouge, LA 70808

Lamar Advertising Company Announces
Second Quarter Ended June 30, 2025 Operating Results

Three Month Results

•Net revenues were $579.3 million
•Net income was $155.0 million
•Adjusted EBITDA was $278.4 million

Six Month Results

•Net revenues were $1.08 billion
•Net income was $294.2 million
•Adjusted EBITDA was $488.6 million

Baton Rouge, LA – August 8, 2025 - Lamar Advertising Company (the “Company” or “Lamar”) (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the second quarter ended June 30, 2025.

"Revenue growth accelerated slightly in the second quarter, with increases on both the national and local levels. Meanwhile, in early July we completed a milestone acquisition, with the first-ever UPREIT transaction in the billboard industry," Lamar chief executive Sean Reilly said. "Our pacings indicate further year-over-year improvement in revenues is likely in the second half of 2025, though perhaps not to the degree that we'd anticipated entering the year. As a result, we've slightly revised our guidance for full-year diluted AFFO per share from a range of $8.13 to $8.28 per share to a range of $8.10 to $8.20 per share.”

Second Quarter Highlights

•Net revenues increased 2.5%
•Net income increased 12.7%
•Adjusted EBITDA increased 2.5%
•AFFO increased 5.5%

Second Quarter Results

Lamar reported net revenues of $579.3 million for the second quarter of 2025 versus $565.3 million for the second quarter of 2024, a 2.5% increase. Operating income for the second quarter of 2025 increased $13.5 million to $197.7 million as compared to $184.2 million for the same period in 2024. Lamar recognized net income of $155.0 million for the second quarter of 2025 as compared to net income of $137.6 million for the same period in 2024, an increase of $17.4 million. Net income per diluted share was $1.52 and $1.34 for the three months ended June 30, 2025 and 2024, respectively.

Adjusted EBITDA for the second quarter of 2025 was $278.4 million versus $271.6 million for the second quarter of 2024, an increase of 2.5%.

Cash flow provided by operating activities was $229.5 million for the three months ended June 30, 2025 versus $256.3 million for the second quarter of 2024, a decrease of $26.9 million. Free cash flow for the second quarter of 2025 was $199.1 million as compared to $203.5 million for the same period in 2024, a 2.2% decrease.

For the second quarter of 2025, funds from operations, or FFO, was $225.3 million versus $209.3 million for the same period in 2024, an increase of 7.7%. Adjusted funds from operations, or AFFO, for the second quarter of 2025 was $225.3 million compared to $213.5 million for the same period in 2024, an increase of 5.5%. Diluted AFFO per share increased 6.7% to $2.22 for the three months ended June 30, 2025 as compared to $2.08 for the same period in 2024.

Acquisition-Adjusted Three Months Results

Acquisition-adjusted net revenue for the second quarter of 2025 increased 1.9% over acquisition-adjusted net revenue for the second quarter of 2024. Acquisition-adjusted EBITDA for the second quarter of 2025 increased 2.0% as compared to acquisition-adjusted EBITDA for the second quarter of 2024. Acquisition-adjusted net revenue and acquisition-adjusted EBITDA include adjustments to the 2024 period for acquisitions and divestitures for the same time frame as actually owned in the 2025 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for acquisition-adjusted measures.

Six Month Results

Lamar reported net revenues of $1.08 billion for the six months ended June 30, 2025 versus $1.06 billion for the six months ended June 30, 2024, a 2.0% increase. Operating income for the six months ended June 30, 2025 increased $80.1 million to $388.9 million as compared to $308.8 million for the same period in 2024. Lamar recognized net income of $294.2 million for the six months ended June 30, 2025 as compared to net income of $216.1 million for the same period in 2024, an increase of $78.2 million. The 36.2% increase in net income for the year ended June 30, 2025 as compared to 2024 was primarily related to the $67.8 million gain recorded for the sale of Lamar’s equity interest in Vistar Media, Inc. (“Vistar”) in 2025. Net income per diluted share was $2.87 and $2.10 for the six months ended June 30, 2025 and 2024, respectively.

Adjusted EBITDA for the six months ended June 30, 2025 was $488.6 million versus $483.5 million for the same period in 2024, an increase of 1.1%.

Cash flow provided by operating activities was $357.2 million for the six months ended June 30, 2025 as compared to $366.9 million for the same period in 2024, a decrease of $9.7 million. Free cash flow for the six months ended June 30, 2025 was $320.2 million as compared to $342.2 million for the same period in 2024, a 6.4% decrease.

For the six months ended June 30, 2025, funds from operations, or FFO, was $381.5 million versus $357.8 million for the same period in 2024, an increase of 6.6%. Adjusted funds from operations, or AFFO, for the six months ended June 30, 2025 was $389.6 million compared to $371.8 million for the same period in 2024, an increase of 4.8%. Diluted AFFO per share increased 5.0% to $3.81 for the six months ended June 30, 2025 as compared to $3.63 for the same period in 2024.

Liquidity

As of June 30, 2025, Lamar had $363.0 million in total liquidity that consisted of $307.3 million available for borrowing under its revolving senior credit facility and $55.7 million in cash and cash equivalents. There were $434.0 million in borrowings outstanding under the Company’s revolving credit facility and $250.0 million outstanding under the Accounts Receivable Securitization Program as of the same date.

Recent Developments

On July 2, 2025, Lamar Advertising Limited Partnership ("Lamar LP"), the subsidiary operating partner of the Company, issued a total of 1,187,500 Common Units of Lamar LP (the "Common Units"). The Common Units were issued to the owners of Verde Outdoor as the consideration in connection with an acquisition, whereby the assets of Verde Outdoor were contributed to Lamar LP. The Verde Outdoor assets include more than 1,500 billboard faces across ten states.

Pursuant to the terms of the Limited Partnership Agreement of Lamar LP, the Common Units are redeemable by the holder after a holding period, which is generally twelve months, for a cash amount per Common Unit equal to the market value of an equivalent number of shares of common stock of the Company. At the Company’s option, in lieu of cash, the redemption obligation may be satisfied by issuing shares of Class A common stock of the Company in exchange for Common Units tendered for redemption.

Revised Guidance

We are updating our 2025 guidance issued in February 2025. We now expect net income per diluted share for fiscal year 2025 to be between $6.09 and $6.11, with diluted AFFO per share between $8.10 and $8.20. See “Supplemental Schedules Unaudited REIT Measures and Reconciliations to GAAP Measures” for reconciliation to GAAP.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally, and the effect of the broader economy on the demand for advertising, including economic changes that may result from new or increased tariffs, trade restrictions or geopolitical tensions; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies and assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), free cash flow, funds from operations (“FFO”), adjusted funds from operations (“AFFO”), diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•We define adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, equity in (earnings) loss of investee, stock-based compensation, depreciation and amortization, loss (gain) on disposition of assets and investments, transaction expenses and investments and capitalized contract fulfillment costs, net.

•Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenues.

•Free cash flow is defined as adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.

•We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before (gain) loss from the sale or disposal of real estate assets and investments, net of tax, and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.

•We define AFFO as FFO before (i) straight-line income and expense; (ii) capitalized contract fulfillment costs, net; (iii) stock-based compensation expense; (iv) non-cash portion of tax expense (benefit); (v) non-real estate related depreciation and amortization; (vi) amortization of deferred financing costs; (vii) loss on extinguishment of debt; (viii) transaction expenses; (ix) non-recurring infrequent or unusual losses (gains); (x) less maintenance capital expenditures; and (xi) an adjustment for unconsolidated affiliates and non-controlling interest.

•Diluted AFFO per share is defined as AFFO divided by weighted average diluted common shares outstanding.

•Outdoor operating income is defined as operating income before corporate expenses, stock-based compensation, capitalized contract fulfillment costs, net, transaction expenses, depreciation and amortization and loss (gain) on disposition of assets and investments.

•Acquisition-adjusted results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired or divested assets before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating acquisition-adjusted results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “acquisition-adjusted results”.

•Acquisition-adjusted consolidated expense adjusts our total operating expense to remove the impact of stock-based compensation, depreciation and amortization, transaction expenses, capitalized contract fulfillment costs, net, and loss (gain) on disposition of assets and investments. The prior period is also adjusted to include the expense generated by the acquired or divested assets before our acquisition or divestiture of such assets for the same time frame that those assets were owned in the current period.

Adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are not intended to replace other performance measures determined in accordance with GAAP. Free cash flow, FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted EBITDA, free cash flow, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) adjusted EBITDA, FFO, AFFO, diluted AFFO per share and acquisition-adjusted consolidated expense each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) acquisition-adjusted results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestitures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) free cash flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) outdoor operating income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense to the most directly comparable GAAP measures have been included herein.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Friday, August 8, 2025 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-800-420-1271 or 1-785-424-1634
Passcode:	63104

Live Webcast:	ir.lamar.com

Webcast Replay:	ir.lamar.com
Available through Friday, August 15, 2025 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information

Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with over 366,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 5,200 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net revenues	$579,311	$565,251	$1,084,741	$1,063,401
Operating expenses (income)
Direct advertising expenses	187,156	183,455	366,778	359,284
General and administrative expenses	86,679	84,334	175,880	167,429
Corporate expenses	27,093	25,908	53,479	53,212
Stock-based compensation	7,148	11,150	17,725	25,616
Capitalized contract fulfillment costs, net	(380)	(190)	(5)	(374)
Depreciation and amortization	78,110	77,191	155,931	152,419
Gain on disposition of assets and investments	(4,176)	(824)	(73,961)	(3,012)
Total operating expense	381,630	381,024	695,827	754,574
Operating income	197,681	184,227	388,914	308,827
Other expense (income)
Interest income	(597)	(572)	(1,089)	(1,039)
Interest expense	40,700	44,337	79,032	88,824
Equity in loss (earnings) of investee	174	(4)	(206)	555
	40,277	43,761	77,737	88,340
Income before income tax expense	157,404	140,466	311,177	220,487
Income tax expense	2,388	2,872	16,932	4,394
Net income	155,016	137,594	294,245	216,093
Net income attributable to non-controlling interest	661	228	1,135	503
Net income attributable to controlling interest	154,355	137,366	293,110	215,590
Preferred stock dividends	91	91	182	182
Net income applicable to common stock	$154,264	$137,275	$292,928	$215,408
Earnings per share:
Basic earnings per share	$1.52	$1.34	$2.88	$2.11
Diluted earnings per share	$1.52	$1.34	$2.87	$2.10
Weighted average common shares outstanding:
Basic	101,271,391	102,248,621	101,851,428	102,181,890
Diluted	101,653,373	102,594,217	102,233,863	102,522,569
OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$278,383	$271,554	$488,604	$483,476
Interest, net	(38,570)	(42,125)	(74,887)	(84,514)
Current tax expense	(2,439)	(3,182)	(25,251)	(4,458)
Preferred stock dividends	(91)	(91)	(182)	(182)
Total capital expenditures	(38,201)	(22,648)	(68,088)	(52,130)
Free cash flow	$199,082	$203,508	$320,196	$342,192

SUPPLEMENTAL SCHEDULES
SELECTED BALANCE SHEET AND CASH FLOW DATA
(IN THOUSANDS)

	June 30, 2025	December 31, 2024
	(Unaudited)
Selected Balance Sheet Data:
Cash and cash equivalents	$55,726	$49,461
Working capital deficit	$(325,124)	$(353,206)
Total assets	$6,673,968	$6,586,549
Total debt, net of deferred financing costs (including current maturities)	$3,363,713	$3,210,864
Total stockholders’ equity	$906,883	$1,048,020

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited)
Selected Cash Flow Data:
Cash flows provided by operating activities	$229,487	$256,342	$357,232	$366,904
Cash flows used in investing activities	$99,202	$31,645	$33,776	$76,661
Cash flows used in financing activities	$110,947	$183,118	$317,469	$256,744

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of Cash Flows Provided By Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$229,487	$256,342	$357,232	$366,904
Changes in operating assets and liabilities	10,346	(28,574)	34,513	29,617
Total capital expenditures	(38,201)	(22,648)	(68,088)	(52,130)
Preferred stock dividends	(91)	(91)	(182)	(182)
Capitalized contract fulfillment costs, net	(380)	(190)	(5)	(374)
Other	(2,079)	(1,331)	(3,274)	(1,643)
Free cash flow	$199,082	$203,508	$320,196	$342,192

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$155,016	$137,594	$294,245	$216,093
Interest income	(597)	(572)	(1,089)	(1,039)
Interest expense	40,700	44,337	79,032	88,824
Equity in loss (earnings) of investee	174	(4)	(206)	555
Income tax expense	2,388	2,872	16,932	4,394
Operating income	197,681	184,227	388,914	308,827
Stock-based compensation	7,148	11,150	17,725	25,616
Capitalized contract fulfillment costs, net	(380)	(190)	(5)	(374)
Depreciation and amortization	78,110	77,191	155,931	152,419
Gain on disposition of assets and investments	(4,176)	(824)	(73,961)	(3,012)
Adjusted EBITDA	$278,383	$271,554	$488,604	$483,476

Capital expenditure detail by category:
Billboards - traditional	$8,887	$3,865	$14,933	$11,013
Billboards - digital	22,242	11,195	38,318	24,608
Logo	3,379	1,800	5,985	3,136
Transit	370	1,034	958	1,385
Land and buildings	1,360	2,364	1,670	4,680
Operating equipment	1,963	2,390	6,224	7,308
Total capital expenditures	$38,201	$22,648	$68,088	$52,130

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results(a):
Net revenue	$579,311	$565,251	2.5%	$1,084,741	$1,063,401	2.0%
Acquisitions and divestitures	—	3,131		—	5,021
Acquisition-adjusted net revenue	579,311	568,382	1.9%	1,084,741	1,068,422	1.5%
Reported direct advertising and G&A expenses	273,835	267,789	2.3%	542,658	526,713	3.0%
Acquisitions and divestitures	—	1,744		—	3,316
Acquisition-adjusted direct advertising and G&A expenses	273,835	269,533	1.6%	542,658	530,029	2.4%
Outdoor operating income	305,476	297,462	2.7%	542,083	536,688	1.0%
Acquisition and divestitures	—	1,387		—	1,705
Acquisition-adjusted outdoor operating income	305,476	298,849	2.2%	542,083	538,393	0.7%
Reported corporate expense	27,093	25,908	4.6%	53,479	53,212	0.5%
Acquisitions and divestitures	—	—		—	—
Acquisition-adjusted corporate expenses	27,093	25,908	4.6%	53,479	53,212	0.5%
Adjusted EBITDA	278,383	271,554	2.5%	488,604	483,476	1.1%
Acquisitions and divestitures	—	1,387		—	1,705
Acquisition-adjusted EBITDA	$278,383	$272,941	2.0%	$488,604	$485,181	0.7%

(a)Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2024 for acquisitions and divestitures for the same time frame as actually owned in 2025.

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Reconciliation of Net Income to Outdoor Operating Income:
Net income	$155,016	$137,594	12.7%	$294,245	$216,093	36.2%
Interest expense, net	40,103	43,765		77,943	87,785
Equity in loss (earnings) of investee	174	(4)		(206)	555
Income tax expense	2,388	2,872		16,932	4,394
Operating income	197,681	184,227	7.3%	388,914	308,827	25.9%
Corporate expenses	27,093	25,908		53,479	53,212
Stock-based compensation	7,148	11,150		17,725	25,616
Capitalized contract fulfillment costs, net	(380)	(190)		(5)	(374)
Depreciation and amortization	78,110	77,191		155,931	152,419
Gain on disposition of assets and investments	(4,176)	(824)		(73,961)	(3,012)
Outdoor operating income	$305,476	$297,462	2.7%	$542,083	$536,688	1.0%

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Reconciliation of Total Operating Expenses to Acquisition-Adjusted Consolidated Expense:
Total operating expenses	$381,630	$381,024	0.2%	$695,827	$754,574	(7.8)%
Gain on disposition of assets and investments	4,176	824		73,961	3,012
Depreciation and amortization	(78,110)	(77,191)		(155,931)	(152,419)
Capitalized contract fulfillment costs, net	380	190		5	374
Stock-based compensation	(7,148)	(11,150)		(17,725)	(25,616)
Acquisitions and divestitures	—	1,744		—	3,316
Acquisition-adjusted consolidated expense	$300,928	$295,441	1.9%	$596,137	$583,241	2.2%

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Adjusted Funds from Operations:
Net income	$155,016	$137,594	$294,245	$216,093
Depreciation and amortization related to real estate	74,015	72,393	147,651	144,122
Gain from sale or disposal of real estate and investments, net of tax	(4,145)	(726)	(60,742)	(2,820)
Adjustments for unconsolidated affiliates and non-controlling interest	456	12	330	384
Funds from operations	$225,342	$209,273	$381,484	$357,779
Straight-line expense	1,372	794	2,381	2,067
Capitalized contract fulfillment costs, net	(380)	(190)	(5)	(374)
Stock-based compensation expense	7,148	11,150	17,725	25,616
Non-cash portion of tax provision	(95)	(310)	(339)	(64)
Non-real estate related depreciation and amortization	4,095	4,799	8,280	8,297
Amortization of deferred financing costs	1,533	1,640	3,056	3,271
Capitalized expenditures-maintenance	(13,277)	(13,627)	(22,662)	(24,454)
Adjustments for unconsolidated affiliates and non-controlling interest	(456)	(12)	(330)	(384)
Adjusted funds from operations	$225,282	$213,517	$389,590	$371,754
Divided by weighted average diluted common shares outstanding	101,653,373	102,594,217	102,233,863	102,522,569
Diluted AFFO per share	$2.22	$2.08	$3.81	$3.63

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Revised projected 2025 Adjusted Funds From Operations:

	Year ended December 31, 2025
	Low	High
Net income	$625,400	$627,400
Depreciation and amortization related to real estate	293,000	293,000
Gain from sale or disposal of real estate, net of tax	(77,600)	(77,600)
Adjustments for unconsolidated affiliates and non-controlling interest	(1,500)	(1,500)
Funds from operations	$839,300	$841,300
Straight-line expense	4,500	4,500
Capitalized contract fulfillment costs, net	500	500
Stock-based compensation expense	27,000	35,000
Non-cash portion of tax provision	500	500
Non-real estate related depreciation and amortization	12,000	12,000
Amortization of deferred financing costs	6,200	6,200
Capitalized expenditures-maintenance	(60,000)	(60,000)
Adjustments for unconsolidated affiliates and non-controlling interest	1,500	1,500
Adjusted funds from operations	$831,500	$841,500
Weighted average diluted common shares outstanding	102,615,000	102,615,000
Diluted earnings per share	$6.09	$6.11
Diluted AFFO per share	$8.10	$8.20

The guidance provided above is based on a number of assumptions that management believes to be reasonable and reflects our expectations as of August 8, 2025. Actual results may differ materially from these estimates as a result of various factors, and we refer to the cautionary language regarding “forward-looking statements” included in the press release when considering this information.